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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 26, 2002
(Date of earliest event reported)

THE IMMUNE RESPONSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18006 (Commission File Number)	33-0255679 (IRS Employer Identification No.)

5935 Darwin Court, Carlsbad, California 92008
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (760) 431-7080

Item 5.    Other Events

        The Immune Response Corporation announced a significant restructuring of its REMUNE® license and collaboration contract with Trinity Medical Group USA, Inc.

        The amended contract provides for manufacturing costs and mark-up plus $50.00 per unit to be paid to Immune Response, which obligation would expire upon the earlier of the first one million doses of REMUNE® purchased by the Trinity Medical Group or December 31, 2007. As consideration for the increased purchase price to be paid to Immune Response, Trinity Medical Group will receive shares of Immune Response common stock and a waiver of the final $5 million common stock purchase obligation, which would have applied in the event of the optional technology transfer of REMUNE® manufacturing rights in Trinity Medical Group's licensed territory.

        Trinity Medical Group will receive four million shares of restricted Immune Response common stock immediately and up to another three million shares upon the occurrence of certain sales milestones. All of the restricted shares are subject to registration rights. If REMUNE® is approved for use by the Thai government, Trinity Medical Group will be obligated to purchase two million shares of common stock in exchange for a $5 million payment. Under the terms of the original agreement, Trinity Medical Group would have been obligated to purchase 333,333 shares of Immune Response stock in exchange for a $5 million payment upon Thai government approval.

        The previous supply contract with Trinity Medical Group, dating back to 1995, called for Immune Response to receive the unit cost of production plus an agreed upon mark up percentage, which would have resulted in significantly less revenues than the just-completed agreement.

        Co-founded by medical pioneer, Dr. Jonas Salk and based in Carlsbad, California, The Immune Response Corporation is a biopharmaceutical company developing immune-based therapies designed to treat HIV, autoimmune diseases and cancer. The Company also develops and holds patents on several technologies that can be applied to genes in order to increase gene expression or effectiveness, making it useful in a wide range of therapeutic applications for a variety of disorders.

        This Form 8-K contains forward-looking statements. Actual results could vary materially from those expected due to a variety of risk factors, including, but not limited to, whether REMUNE® will be approved in Thailand, whether Trinity Medical Group will purchase any shares from the Company, whether the Company will receive any revenues from Trinity for the sale of REMUNE®, whether the Company will successfully raise proceeds from financing activities, that Transamerica will not in the future declare that the Company is in default of its debt arrangements, accelerate the Company's debt and seize its assets, whether data generated from previous trials can be replicated in future clinical trials, whether clinical trials will be successfully concluded, whether REMUNE® will be approved for marketing or be successfully commercialized and whether the Company will be able to obtain additional financing. Those factors are discussed more thoroughly in The Immune Response Corporation's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2001 and report on Form 10-Q for the quarter ended March 31, 2002. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        REMUNE® is a registered trademark of The Immune Response Corporation.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS	DESCRIPTION
10.1	Amendment No. 3 to the License and Collaboration Agreement dated September 29, 2000
10.2	Amendment No. 2 to the License and Collaboration Agreement dated September 29, 2000
10.3(1)	Amendment No. 1 to the License and Collaboration Agreement dated September 29, 2000
10.4(2)	Assignment Agreement between Trinity Medical Group, Ltd. and Trinity USA dated August 3, 2000
10.5(3)	License and Collaboration Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995
10.6	Amendment No. 1 to Stock Purchase Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995
10.7(4)	Stock Purchase Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995

(1)
Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(2)
Incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(3)
Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(4)
Incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: July 3, 2002

THE IMMUNE RESPONSE CORPORATION
By	/s/ MICHAEL L. JEUB Michael L. Jeub Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 3 to the License and Collaboration Agreement dated September 29, 2000
10.2	Amendment No. 2 to the License and Collaboration Agreement dated September 29, 2000
10.3(1)	Amendment No. 1 to the License and Collaboration Agreement dated September 29, 2000
10.4(2)	Assignment Agreement between Trinity Medical Group, Ltd. and Trinity USA dated August 3, 2000
10.5(3)	License and Collaboration Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995
10.6	Amendment No. 1 to Stock Purchase Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995
10.7(4)	Stock Purchase Agreement between Trinity Medical Group, Ltd. and The Immune Response Corporation dated September 15, 1995

(1)
Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(2)
Incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(3)
Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

(4)
Incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Form SB-2 filed by Trinity Medical Group USA, Inc. on December 22, 200 with the SEC.

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  Item 5. Other Events
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX